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                                                                    Exhibit 23.2

                    Consent of Independent Public Accountants
                    -----------------------------------------



As independent public accountants, we hereby consent to the use of our report included in this Registration Statement (Registration No. 333-56301) and to the incorporation by reference in this Registration Statement of our report dated May 13, 1998 included in Realty ReFund Trust's Form 10-K for the year ended January 31, 1998 and to all references to our Firm included in this Registration Statement.

                                                ARTHUR ANDERSEN LLP


Cleveland, Ohio,
September 4, 1998.